Exhibt 2.1

                            STOCK PURCHASE AGREEMENT

     THIS STOCK AGREEMENT, (this "Agreement") made this 1st day of October 2008, by and among Gray Creek Mining, Inc., a Nevada corporation (the "Company"), the shareholders of the Company named on the signature pages hereof (individually, a "Stockholder," and collectively, the "Stockholders"), the individuals and entities set forth in Schedule 1 attached hereto ("Purchasers") and J. Bennett Grocock, an attorney licensed in the State of Florida, serving as escrow agent ("Escrow Agent").

                                   Background

     The purpose of this Agreement is to set forth the terms and conditions upon which the Stockholders will transfer to Purchasers 5,200,000 (approximately 99%) of the outstanding shares of common stock of The Company (the "Shares").

     Representatives of the PURCHASERS and Stockholders have asked Escrow Agent to serve in an official capacity for the purpose of effecting and expediting the closing of the transactions contemplated herein.

     Escrow Agent has agreed to receive and hold all consideration received from the PURCHASERS of the Shares, and all documents, stock certificates, stock powers and corporate records of the PURCHASERS and the Stockholders in escrow for delivery at the Closing and thereafter in accordance with this Agreement.

     NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

                                    ARTICLE I
                             STOCK PURCHASE AND SALE

     1.01 Stock Transfer. Subject to the terms and conditions of this Agreement, the Stockholders agree to sell, convey and transfer an aggregate amount of 5,200,000 shares of common stock of the Company, which represent approximately
99% of the issued and outstanding shares of Company common stock to the Purchasers in the amounts set forth on Schedule 1, attached hereto and made a part hereof.

     1.02 Purchase Price. The purchase price for the Shares is $275,000, payable in full into Escrow, to be held in a noninterest-bearing account. The distribution of the Purchase Price shall be governed by this Agreement.

     1.03 Option to Purchase Additional Stock. Stockholders hereby grant Purchaser an option to purchase all, and not less than all, of an additional 50,000 shares of stock of the Company ("Option Shares") for a price of $50,000. This option shall be exercisable for a period of forty-five (45) days from the date of Closing. Stockholders shall deliver these 50,000 shares into Escrow to be held until purchased by Purchaser or returned to Stockholders at the end of the 45 day period if not purchased.

      1.04 Escrow Agent. Each of The Company, PURCHASERS and the Stockholders hereby appoint J. Bennett Grocock to act on their behalves in all matters pertaining to this transaction and for the distribution of the Shares, the Option Shares and any funds related to the transactions contemplated hereby. The Stockholders recognize that Mr. Grocock, in his capacity as Escrow Agent, is also charged with collecting from The Company certain corporate documentation and from the Stockholders their Share certificates for delivery at the Closing to PURCHASERS. Mr. Grocock will also coordinate collection of due diligence information for the PURCHASERS prior to Closing.

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     1.05 Escrow of Shares, Option Shares, and Purchase Price.  Immediately upon signing this Agreement, (i) Stockholders shall deliver to Escrow Agent all of the Shares and Option Shares, and (ii) Purchasers shall deposit with Escrow Agent the Purchase Price (collectively referred to as the "Deposit").

     1.06 The Escrow Period. The PURCHASER shall have a ten (10) calendar day period (the "Period"), as measured from the date of this Agreement, to conduct due diligence on the Company, including the right of access to and review of the documents and items to be deposited with Escrow Agent as set forth below. During the Period, the Company or Sellers shall cause to be delivered to Escrow Agent the following:

     * A certified list of shareholders from the Company's transfer agent dated no earlier than October 1, 2008;
     * Copies of all corporate books and records, including financial information.
     * Stock certificates representing all 5,250,000 shares of stock to be delivered to Purchaser in certificate form duly endorsed for transfer, and all Shares in electronic from by DTC transfer to a broker account established by Escrow Agent.
     *    All corporate records of the Company

     * The written and signed resignations of all officers and directors of the Company, and the due appointment of PURCHASER's designee(s) as new officers and directors of the Company

     At the end of the Period (or such sooner time within the Period that Purchaser elects to close), assuming Purchaser has not cancelled the transaction (see below), the following shall take place:

     * Escrow Agent shall deliver to Purchasers 5,200,000 restricted shares and free trading shares
     * Escrow Agent shall deliver to Sellers from Escrow of the Purchase Price of $275,000.

     By the end of the Period, Purchaser may elect to cancel the transaction by giving written notice to Sellers. Upon timely cancellation, the full purchase price shall be returned to the PURCHASER and Shares to Sellers, and no Party shall have any further rights or obligations hereunder.

     1.07. The Option Shares. Once the Closing has occurred, the 45 day period for Purchaser to exercise the option to purchase the Option Shares (the "Option Period") shall commence. Escrow Agent shall give notice to all parties of the official Closing Date and the end date of the Option Period. If, within the Option Period, Purchaser delivers $50,000 to Escrow Agent, Escrow Agent shall release the Options Shares to Purchaser and deliver the $50,000 to Stockholders. If the Option Period expires without Purchaser's having delivered the $50,000 to Escrow Agent, then the option shall expire automatically, and Escrow Agent shall deliver the Option Shares to Stockholders along with the stock powers for them.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     The Company and each of the Stockholders represent and warrant to PURCHASERS the following:

     2.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing. All actions taken by the incorporators, directors and/or shareholders of The Company have been valid and in accordance with all applicable laws.

     2.02 Capital. The authorized capital stock of The Company consists of 75,000,000 Shares of Common Stock, par value $.001 per share, of which 5,250,000 Shares are issued and outstanding. All outstanding Shares are fully paid and

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non-assessable,  free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating The Company to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding Shares of The Company are subject to any stock restriction agreements. Selling Shareholders have valid title to the Shares and acquired the Shares in a lawful transaction in accordance with applicable federal and state law.

     2.03 Financial Statements. All financial statements of the Company as filed in EDGAR fairly present the financial position of The Company as of the date of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

     2.04 Liabilities. The Company does not as of the date hereof, and will not as of the Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due. The Company is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving The Company. There is no dispute of any kind between The Company and any third party, and no such dispute will exist at the Closing of this Agreement.

     2.05 Tax Returns. Within the times and in the manner prescribed by law, The Company has filed all federal, state, and local tax returns required by law. The Company has paid, or will pay by the Closing, all taxes, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payable by The Company as of the Closing, and there shall be no taxes of any kind due or owing.

     2.06 Ability to Carry Out Obligations. Each of the Stockholders has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Stockholders and the performance by the Stockholders of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which The Company or the Stockholders is a party or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause PURCHASERS or Escrow Agent to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of The Company or upon the Shares.

     2.07 Full Disclosure. None of the representations and warranties made in this Agreement by the Stockholders or The Company or on their behalf contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

     2.08 Compliance with Laws. The Company has complied with all, and is not in violation of any, federal, state, or local statute, law, and regulation. The Company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. The Shares are being sold in a private transaction between the Stockholders and the PURCHASERS, and it is understood that certain of the Shares are subject to trading restrictions under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     2.09  Litigation.  The  Company  is  not  a  party  to  any  suit,  action, arbitration, or legal, administrative, or other proceeding or pending governmental investigation. To the best knowledge of the Stockholders, there is no basis for any such action or proceeding, and no such action or proceeding is threatened against The Company. The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

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     2.10 Conduct of Business.  Prior to the Closing,  The Company shall not (i)
amend its Certificate of Incorporation or Bylaws, (ii) declare dividends or redeem or sell stock or other securities, except as part of completing its spin off transaction, (iii) incur any liabilities, (iv) acquire any assets, enter into any contract, or guarantee obligations of any third party, or (v) enter into any other transaction.

     2.11 Title. Each of the Stockholders has good title to all of the Shares being sold by it pursuant to this Agreement. The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Shares. Except as provided in this Agreement, the Stockholders and The Company are not parties to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares.

     2.12 Truth of Representations. All of these representations shall be true as of the Closing and shall survive the Closing for a period of one year.

                                   ARTICLE III
                                  ESCROW AGENT

     3.1 This Agreement may be altered or amended only with the written consent of all of the parties hereto. Should any of the parties attempt to change this Agreement in any manner, which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying all parties in writing. In the case of the Escrow Agent's resignation pursuant to the foregoing, its only duty, until receipt of notice from the parties that a successor escrow agent has been appointed, shall be to hold and preserve the Deposit. Upon receipt by the Escrow Agent of said notice from the parties of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Deposit, the Escrow Agent shall promptly thereafter transfer the Deposit to said successor escrow agent. The Escrow Agent is authorized to disregard any notices received from the parties after notice of resignation or removal has been given.

     3.2 The Escrow Agent shall not be liable for any action taken or omitted by it in good faith, and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties to the parties. The Escrow Agent has no liability hereunder to either party other than to hold the Deposit and to deliver it under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction (other than for non-compliance with the terms of the Agreement by the Escrow Agent) including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement.

     3.3 The parties acknowledge and represent that they are not being represented in a legal capacity by J. Bennett Grocock, P.A., and have had the opportunity to consult with their own legal advisors prior to the signing of this Agreement.

     3.4 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorney shall be conclusive evidence of such good faith.

     3.5 The Escrow Agent is hereby expressly authorized to disregard any and all instructions given by any one of the parties hereto, accepting only instructions signed by all parties and orders or process of courts of law, and

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Escrow  Agent is hereby  expressly  authorized  to comply with and obey  orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     3.6 The Escrow Agent shall not be liable in any respect on account of the identity, authority, or rights of the parties executing or delivering or purporting to execute or deliver this Agreement.

     3.7 If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

     3.8 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Deposit held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of the Deposit until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Deposit to a state or federal court having competent subject matter jurisdiction and located in the State of Florida in accordance with the applicable procedure therefor.

                                   ARTICLE IV
                                    REMEDIES

     4.01 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Orlando, Florida, in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     4.03 Indemnification. Each of the Stockholders and The Company jointly and severally agree to indemnify Escrow Agent and PURCHASERS against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation of the Stockholders contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

     4.04 Other Remedies. The forgoing indemnification provision is in addition to, and not derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     5.02 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     5.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom

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such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     5.04 Entire Agreement. This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, whether written or oral.

     5.05 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties as originals.

     5.06 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

     If to The Company or any of the Stockholders:

     IF to Purchaser:





     If to Escrow Agent:
     J. Bennett Grocock
     919 Outer Rd, Suite A
     Orlando, Florida 32814
     Fax 407-425-0032
     Phone 407-422-0300

     5.07 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     5.08 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the Closing of this Agreement for a period of one year.

     5.09 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     5.10 Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is

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delivered by facsimile  transmission,  such  signature  shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     5.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

     THE COMPANY
     GRAY CREEK MINING, INC.                    STOCKHOLDERS

     By: /s/ Alan Cox                           By: REPRESENTATIVE
        ----------------------------
        Alan Cox, President

                                                By: /s/ Alan Cox
                                                    ----------------------------
                                                    Alan Cox

     PURCHASERS

     By: Can HOldings, LTD, representative


     By: /s/ Jim Can
        ----------------------------
        Jim Can, President

     ESCROW AGENT

     J. Bennett Grocock, P.A.


     By: /s/ J. Bennett Grocock
        ----------------------------
        J. Bennett Grocock, President

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